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                                                                 Exhibit 23.3

                            (MILLER AND LENTS, LTD.)


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


         We hereby consent to the incorporation by reference to our reserve reports listed below, regarding the Williams Coal Seam Gas Royalty Trust, each of which is included in the Prospectus of The Williams Companies for the registration of debt securities. We also consent to the reference to us under the heading of "Experts" in such Prospectus.

         Report dated March 6, 2001 for reserves as of December 31, 2000.

         Report dated January 31, 2002 for reserves as of December 31, 2001.

         Report dated February 10, 2003 for reserves as of December 31, 2002.

                                       MILLER AND LENTS, LTD.


                                       By /s/ S. JOHN STIEBER
                                          -------------------------------------
                                          S. John Stieber
                                          Senior Vice President


May 30, 2003